CONSENT OF INDEPENDENT AUDITORS


Digiblue Media, Inc.
Dana Point, California

We consent to the incorporation of our Independent Auditors' Report Dated February 4, 2003 on the financial statements of Digiblue Media, Inc. (dba Nevada Digiblue Media, Inc.) (a Development Stage Company) for the year ended December 31, 2002 and for the period from inception on December 10, 2001 to December 31, 2002, and to the reference to us as experts, in the registration statement on Form SB-2/A to be filed with the Commission on or around October 6, 2003.



/s/ Stonefield Josephson, Inc.
-------------------------------
Santa Monica, California
October 6, 2003